Exhibit 5.2

25th Floor 700 W Georgia St	Vancouver, BC Canada V7Y 1B3	Tel 604 684 9151 Fax 604 661 9349	www.farris.com

November 4, 2010

Tekmira Pharmaceuticals Corporation

200 – 8900 Glenlyon Parkway

Glenlyon Business Park

Burnaby, BC V5J 5J8

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Registration Statement on Form F-10

We hereby consent to the reference to us in the Registration Statement on Form F-10 and the related preliminary short form base shelf prospectus (the “Prospectus”) of Tekmira Pharmaceutical Corporation (the “Corporation”) relating to the registration of U.S.$50,000,000 of common shares, warrants, and units of the Corporation. We also consent to the use of our firm name in the Prospectus under the heading “Legal Matters”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly, /s/ Farris, Vaughan, Wills & Murphy LLP

FARRIS, VAUGHAN, WILLS & MURPHY LLP
Barristers & Solicitors